LIMITED POWER OF ATTORNEY

The undersigned hereby appoints each of Brian J. Woram, Paul M. Johnston, Anita
L. Nesser and James R. Peacock III as his attorney-in-fact with full power to act in her name, place and stead for the limited purpose of executing on his behalf all forms required to be signed and filed by her under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the undersigned hereunto sets her hand this 13th day of July 2005.


Ursula F. Fairbairn